Exhibit 99.1

Investor Relations:

Kathleen Nemeth

Juniper Networks

(408) 936-5397

kbela@juniper.net

Media Relations:

Cindy Ta

Juniper Networks

(408) 936-6131

cta@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FOURTH QUARTER AND

FISCAL YEAR 2012 FINANCIAL RESULTS

Q4 2012:

•	Revenue: $1,141 million, up 2% from Q3’12 and up 2% from Q4’11

•	Operating Margin: 11.5% GAAP; 18.2% non-GAAP, up 1.3 pts Q/Q

•	GAAP Net Income Per Share: $0.19 diluted, includes $0.02 pre-tax impact from restructuring charges

•	Non-GAAP Net Income Per Share: $0.28 diluted, up from $0.22 diluted in Q3’12 and flat compared to Q4’11

Full Year 2012:

•	Revenue: $4,365 million, down 2% from 2011

•	Operating Margin: 7.1% GAAP; 15.6% non-GAAP

•	GAAP Net Income Per Share: $0.35 diluted, includes $0.17 pre-tax impact from restructuring charges

•	Non-GAAP Net Income Per Share: $0.85 diluted, down from $1.19 diluted in 2011

SUNNYVALE, Calif., Jan. 24, 2013 - Juniper Networks (NYSE: JNPR), the industry leader in network innovation, today reported preliminary financial results for the three and twelve months ended December 31, 2012, and provided its outlook for the three months ending March 31, 2013.

Net revenues for the fourth quarter of 2012 increased 2% sequentially and on a year-over-year basis to $1,141 million.

Juniper’s operating margin for the fourth quarter of 2012 increased to 11.5% on a GAAP basis from 3.8% in the third quarter of 2012, and decreased from 11.9% in the fourth quarter of 2011. Non-GAAP operating margin for the fourth quarter of 2012 increased to 18.2%, from 16.9% in the third quarter of 2012 and decreased from 18.6% in the fourth quarter of 2011.

The Company posted GAAP net income of $96 million, or $0.19 per diluted share for the fourth quarter of 2012. The GAAP diluted income per share includes a $0.02 pre-tax impact from restructuring charges. Non-GAAP net income was $145 million, or $0.28 per diluted share, for the fourth quarter of 2012. Non-GAAP net income per diluted share increased 27% compared to the third quarter of 2012 and was flat compared to the fourth quarter of 2011.

The fourth quarter of 2012 results include $11 million, or $0.02 per diluted share, in pre-tax restructuring-related charges. The Company has largely completed its announced headcount actions and has made significant progress on additional actions to reduce its cost structure.

During the fourth quarter, the Company completed the acquisition of Contrail Systems, for a total of $176 million in cash and equity. The total net cash outlay for the acquisition was $49 million. The remainder of the consideration was in the form of equity awards.

For the year ended December 31, 2012, Juniper’s revenue decreased 2% on a year-over-year basis to $4,365 million.

For the fiscal year 2012, Juniper’s GAAP operating margin was 7.1% compared to 13.9% for the prior fiscal year. Non-GAAP operating margin for the fiscal year 2012 was 15.6% compared to 20.6% in the fiscal year 2011.

For the year ended December 31, 2012, GAAP net income was $187 million, or $0.35 per diluted share. The GAAP diluted income per share includes a $0.17 pre-tax impact from restructuring charges. Non-GAAP net income was $450 million, or $0.85 per diluted share, for the fiscal year 2012. Non-GAAP net income per diluted share for the year ended December 31, 2012 decreased 29% on a year-over-year basis. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenue by Market table below.

“Juniper finished 2012 on a good note, setting the stage for growth in 2013,” said Kevin Johnson, chief executive officer of Juniper Networks. “During the past year we strengthened our product portfolio, took key steps to drive operational execution, and allocated capital in a balanced way. We believe Juniper is entering 2013 in a strong position, with good opportunities in routing and switching and a greatly improved Enterprise security portfolio as we continue to deliver on the promise of the high performance network.”

“I am pleased with the team’s effort and commitment in executing our strategy to drive revenue growth and improve operational execution,” said Robyn Denholm, chief financial officer of Juniper Networks. “For the fourth quarter we delivered sequential and year-over-year revenue growth and expanded operating margins. We have largely completed our announced workforce actions and are well underway with our facility and supply chain efforts to reduce our cost structure. These efforts are designed to sharpen our focus, drive efficiencies throughout the company and enable agility in execution. The benefits of these efforts are starting to show in our results.”

Other Financial Highlights

Total cash, cash equivalents and investments as of December 31, 2012 were $3,837 million, compared to $4,048 million as of the third quarter of 2012 and $4,292 million as of the fourth quarter of 2011.

Juniper generated net cash from operations for the fourth quarter of 2012 of $155 million, compared to net cash provided by operations of $173 million in the third quarter of 2012, and $244 million in the fourth quarter of 2011. For the year ended December 31, 2012, Juniper generated net cash from operations of $642 million, compared to $987 million in 2011.

Days sales outstanding in accounts receivable (“DSO”) was 35 days in the fourth quarter of 2012, compared to 32 days in the prior quarter and 46 days in the fourth quarter of 2011.

For the fourth quarter, Juniper repurchased 14.5 million shares at an average share price of $17.24 per share for a total of $250 million. For the year ended December 31, 2012, Juniper repurchased 35.8 million shares, at an average share price of $18.05 per share, for a total of $646 million.

Capital expenditures, as well as depreciation and amortization of intangible assets expense during the fourth quarter of 2012 were $92 million and $49 million, respectively. Capital expenditures, as well as depreciation and amortization of intangible assets expense during the fiscal year 2012, were $349 million and $187 million, respectively. The 31% increase in capital expenditures for the full year was primarily due to the build out of the Company’s Sunnyvale, Calif. campus.

Outlook

Our outlook for the March quarter reflects our expectation of a typical seasonal decline, especially in the Enterprise sector. This decline is consistent with the cautious approach our customers are taking to capital deployment.

•	Juniper estimates revenue for the first quarter ending March 31, 2013 to be in the range of $1,050 million to $1,070 million.

•	Juniper estimates that its non-GAAP gross margin will be in the range of 64% plus or minus 0.5%.

•	Juniper estimates that its non-GAAP operating expenses will be $515 million plus or minus $5 million.

•	Juniper expects its non-GAAP operating margin for the first quarter will be in the range of 14% to 16%.

•

Juniper estimates that its non-GAAP net income per share will range between $0.18 and $0.22 on a diluted basis. This does not include an approximate $0.03 one time favorable benefit from the 2012 R&D tax credit. This assumes a flat share count and non-GAAP tax rate of 29%, which reflects the Q1 2013 application of the R&D tax credit.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, January 24, 2013, at 2:00 p.m. (Pacific Standard Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers and major customers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below. The following tables and reconciliations can also be found on the Investor Relations website at www.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenues:
Product	$847.3	$847.5	$3,262.1	$3,478.3
Service	293.5	273.3	1,103.3	970.4

Total net revenues	1,140.8	1,120.8	4,365.4	4,448.7
Cost of revenues:
Product	296.1	310.6	1,204.0	1,155.3
Service	111.7	111.3	452.6	424.8

Total cost of revenues	407.8	421.9	1,656.6	1,580.1

Gross margin	733.0	698.9	2,708.8	2,868.6
Operating expenses:
Research and development	275.1	250.5	1,101.6	1,026.8
Sales and marketing	263.8	253.2	1,042.0	1,001.1
General and administrative	50.7	45.5	203.6	179.1
Amortization of purchased intangible assets	1.2	1.2	4.7	5.4
Restructuring and other charges	10.6	15.0	46.8	30.6
Acquisition-related charges	0.7	0.3	2.0	7.1

Total operating expenses	602.1	565.7	2,400.7	2,250.1

Operating income	130.9	133.2	308.1	618.5
Other income (expense), net	9.0	(10.7)	(16.6)	(46.8)

Income before income taxes and noncontrolling interest	139.9	122.5	291.5	571.7
Income tax provision	44.2	26.3	105.0	146.7

Consolidated net income	95.7	96.2	186.5	425.0
Adjust for net loss attributable to noncontrolling interest	—	—	—	0.1

Net income attributable to Juniper Networks	$95.7	$96.2	$186.5	$425.1

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.19	$0.18	$0.36	$0.80

Diluted	$0.19	$0.18	$0.35	$0.79

Shares used in computing net income per share:
Basic	507.6	526.1	520.9	529.8

Diluted	513.1	533.3	526.2	541.4

Juniper Networks, Inc.

Preliminary Net Revenues by Reportable Segment

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Platform Systems Division:
PSD Products:
Routing	$513.7	$478.5	$1,946.8	$2,166.0
Switching	145.8	155.9	554.8	495.8
Security/Other	46.6	54.6	182.5	213.2

Total PSD Products	$706.1	$689.0	$2,684.1	$2,875.0
PSD Services	223.7	204.1	834.3	713.3

Total Platform Systems Division Revenue	$929.8	$893.1	$3,518.4	$3,588.3

Software Solutions Division:
SSD Products:
Routing	$17.5	$27.8	$84.7	$112.7
Security/Other	123.7	130.7	493.3	490.6

Total SSD Products	$141.2	$158.5	$578.0	$603.3
SSD Services	69.8	69.2	269.0	257.1

Total Software Solutions Division Revenue	$211.0	$227.7	$847.0	$860.4

Total	$1,140.8	$1,120.8	$4,365.4	$4,448.7

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Americas	$607.0	$521.2	$2,285.9	$2,238.0
Europe, Middle East, and Africa	338.6	399.6	1,266.3	1,339.8
Asia Pacific	195.2	200.0	813.2	870.9

Total	$1,140.8	$1,120.8	$4,365.4	$4,448.7

Juniper Networks, Inc.

Preliminary Net Revenues by Market

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Service Provider	$739.4	$676.5	$2,811.2	$2,833.0
Enterprise	401.4	444.3	1,554.2	1,615.7

Total	$1,140.8	$1,120.8	$4,365.4	$4,448.7

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in millions, except percentages)

(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP Operating income		$130.9	$42.8	$133.2	$308.1	$618.5
GAAP Operating margin		11.5%	3.8%	11.9%	7.1%	13.9%
Share-based compensation expense	C	57.5	59.1	52.5	243.4	222.2
Share-based compensation related payroll tax	C	0.1	0.1	0.2	1.1	9.3
Amortization of purchased intangible assets	A	7.2	9.0	6.9	32.3	27.1
Restructuring and other charges	B	11.1	83.4	15.0	99.7	30.6
Other	B	—	(5.3)	—	(5.3)	—
Acquisition-related charges	A,B	0.7	0.3	0.3	2.0	9.6

Non-GAAP Operating income		207.5	189.4	208.1	681.3	917.3
Non-GAAP Operating margin		18.2%	16.9%	18.6%	15.6%	20.6%

GAAP Net income attributable to Juniper Networks		95.7	16.8	96.2	186.5	425.1
Share-based compensation expense	C	57.5	59.1	52.5	243.4	222.2
Share-based compensation related payroll tax	C	0.1	0.1	0.2	1.1	9.3
Amortization of purchased intangible assets	A	7.2	9.0	6.9	32.3	27.1
Restructuring and other charges	B	11.1	83.4	15.0	99.7	30.6
Other	B	—	(5.3)	—	(5.3)	—
Acquisition-related charges	A,B	0.7	0.3	0.3	2.0	9.6
Gain on equity investments	B	(18.9)	(5.8)	(0.7)	(25.5)	0.3
Income tax effect of non-GAAP exclusions	B	(8.8)	(39.7)	(20.3)	(84.6)	(79.6)

Non-GAAP Net income		$144.6	$117.9	$150.1	$449.6	$644.6

GAAP Diluted net income per share	D	$0.19	$0.03	$0.18	$0.35	$0.79

Non-GAAP Diluted net income per share	D	$0.28	$0.22	$0.28	$0.85	$1.19

Shares used in computing diluted net income per share	D	513.1	524.5	533.3	526.2	541.4

Discussion of Non-GAAP Financial Measures

The tables above and below include the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; provision for income taxes; income tax rate; net income; and net income per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for amortization of intangible assets, share based compensation expenses, acquisition related charges, restructuring charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. We began to include share-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding share-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of share is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to share-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our share-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of share-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,407.8	$2,910.4
Short-term investments	441.5	641.3
Accounts receivable, net of allowances	438.4	577.4
Deferred tax assets, net	172.6	154.3
Prepaid expenses and other current assets	140.4	156.3

Total current assets	3,600.7	4,439.7
Property and equipment, net	811.9	598.6
Long-term investments	988.1	740.7
Restricted cash and investments	106.4	78.3
Purchased intangible assets, net	128.9	123.1
Goodwill	4,057.8	3,928.1
Other long-term assets	138.3	75.3

Total assets	$9,832.1	$9,983.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209.3	$324.9
Accrued compensation	279.3	223.0
Accrued warranty	29.7	28.3
Deferred revenue	693.5	712.6
Income taxes payable	7.8	12.5
Other accrued liabilities	202.4	165.4

Total current liabilities	1,422.0	1,466.7
Long-term debt	999.2	999.0
Long-term deferred revenue	229.9	254.4
Long-term income tax payable	112.4	108.5
Other long-term liabilities	69.1	65.5

Total liabilities	2,832.6	2,894.1
Total stockholders’ equity	6,999.5	7,089.7

Total liabilities and stockholders’ equity	$9,832.1	$9,983.8

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Consolidated net income	$186.5	$425.0
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Non-cash portion of share-based compensation	242.7	217.8
Depreciation and amortization	187.0	169.3
Restructuring and other charges	99.7	30.6
Deferred income taxes	(18.2)	7.2
(Gain) loss on investments, net	(26.7)	0.3
Excess tax benefits from share-based compensation	(7.2)	(45.0)
Other non-cash charges	1.5	0.7
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	139.1	18.6
Prepaid expenses and other assets	(29.2)	28.5
Accounts payable	(121.2)	33.9
Accrued compensation	54.8	(32.2)
Income tax payable	(7.5)	53.2
Other accrued liabilities	(5.3)	(3.4)
Deferred revenue	(53.6)	82.2

Net cash provided by operating activities	642.4	986.7

Cash flows from investing activities:
Purchases of property and equipment	(348.7)	(266.3)
Purchases of trading investments	(4.1)	(5.2)
Purchases of available-for-sale investments	(1,496.5)	(2,297.3)
Proceeds from sales of available-for-sale investments	894.2	1,281.2
Proceeds from maturities of available-for-sale investments	559.7	645.4
Payment for business acquisition, net of cash and cash equivalents acquired	(139.4)	(30.7)
Proceeds from sales of privately-held investments	36.5	2.6
Purchases of privately-held investments	(12.2)	(35.7)
Purchase of licensed software	(65.3)	—
Changes in restricted cash	(20.9)	(1.2)

Net cash used in investing activities	(596.7)	(707.2)

Cash flows from financing activities:
Proceeds from issuance of common stock	99.1	346.9
Purchases and retirement of common stock	(650.6)	(548.6)
Payment for capital lease obligation	(1.4)	—
Issuance of long-term debt, net	—	991.6
Change in customer financing arrangements	(2.6)	(15.9)
Excess tax benefits from share-based compensation	7.2	45.0

Net cash (used in) provided by financing activities	(548.3)	819.0

Net (decrease) increase in cash and cash equivalents	(502.6)	1,098.5
Cash and cash equivalents at beginning of period	2,910.4	1,811.9

Cash and cash equivalents at end of period	$2,407.8	$2,910.4

Juniper Networks, Inc.

Cash, Cash Equivalents, and Investments

(in millions)

(unaudited)

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$2,407.8	$2,910.4
Short-term investments	441.5	641.3
Long-term investments	988.1	740.7

Total	$3,837.4	$4,292.4

APPENDIX

Beginning March 31, 2013, the following tables will be provided in the Investor Relations section of Juniper Networks website at www.juniper.net and will no longer be included in the press release.

Juniper Networks, Inc.

Segment Operating Results

(in millions, except percentages)

(unaudited)

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Platform Systems Division:
Product revenue	$706.1	$681.5	$689.0
Service revenue	223.7	211.4	204.1

Total PSD revenue	929.8	892.9	893.1

Non-GAAP PSD contribution margin $	397.5	356.1	371.9
Non-GAAP PSD contribution margin %	42.8%	39.9%	41.6%
Software Solutions Division:
Product revenue	141.2	156.7	158.5
Service revenue	69.8	68.7	69.2

Total SSD revenue	211.0	225.4	227.7

Non-GAAP SSD contribution margin $	84.4	99.8	94.7
Non-GAAP SSD contribution margin %	40.0%	44.3%	41.6%

Total revenue	1,140.8	1,118.3	1,120.8

Non-GAAP Segment contribution margin $	481.9	455.9	466.6
Non-GAAP Segment contribution margin %	42.2%	40.8%	41.6%
Corporate unallocated expenses	274.4	266.5	258.5

Non-GAAP Total segment operating margin $	207.5	189.4	208.1

Non-GAAP Total segment operating margin %	18.2%	16.9%	18.6%
Share-based compensation expense	(57.5)	(59.1)	(52.5)
Share-based compensation related payroll tax	(0.1)	(0.1)	(0.2)
Amortization of purchased intangible assets	(7.2)	(9.0)	(6.9)
Restructuring and other charges	(11.1)	(83.4)	(15.0)
Other	—	5.3	—
Acquisition-related charges	(0.7)	(0.3)	(0.3)

GAAP Operating income	$130.9	$42.8	$133.2

Juniper Networks, Inc.

Share-Based Compensation by Category

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenues—Product	$1.1	$1.2	$4.6	$4.6
Cost of revenues—Service	3.8	3.6	17.0	15.7
Research and development	28.9	22.3	109.1	97.7
Sales and marketing	17.3	17.8	81.6	70.9
General and administrative	6.4	7.6	31.1	33.3

Total	$57.5	$52.5	$243.4	$222.2

Juniper Networks, Inc.

Share-Based Compensation Related Payroll Tax by Category

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of revenues—Product	$—	$0.1	$—	$0.3
Cost of revenues—Service	—	—	0.1	1.0
Research and development	0.1	—	0.4	3.4
Sales and marketing	—	0.1	0.5	4.1
General and administrative	—	—	0.1	0.5

Total	$0.1	$0.2	$1.1	$9.3

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in millions, except percentages)

(unaudited)

		Three Months Ended
		December 31, 2012	September 30, 2012	December 31, 2011
GAAP Gross margin—Product		$551.2	$503.5	$536.9
GAAP Product gross margin % of product revenue		65.1%	60.1%	63.4%
Share-based compensation expense	C	1.1	1.2	1.2
Share-based compensation related payroll tax	C	—	—	0.1
Amortization of purchased intangible assets	A	6.0	7.9	5.7
Restructuring and other charges	B	0.5	52.4	—
Other	B	—	(5.3)	—

Non-GAAP Gross margin—Product		558.8	559.7	543.9

Non-GAAP Product gross margin % of product revenue		66.0%	66.8%	64.2%
GAAP Gross margin—Service		181.8	170.3	162.0
GAAP Service gross margin % of service revenue		62.0%	60.8%	59.3%
Share-based compensation expense	C	3.8	3.8	3.6
Share-based compensation related payroll tax	C	—	0.1	—

Non-GAAP Gross margin—Service		185.6	174.2	165.6

Non-GAAP Service gross margin % of service revenue		63.2%	62.2%	60.6%
GAAP Gross margin		733.0	673.8	698.9
GAAP Gross margin % of revenue		64.3%	60.3%	62.4%
Share-based compensation expense	C	4.9	5.0	4.8
Share-based compensation related payroll tax	C	—	0.1	0.1
Amortization of purchased intangible assets	A	6.0	7.9	5.7
Restructuring and other charges	B	0.5	52.4	—
Other	B	—	(5.3)	—

Non-GAAP Gross margin		744.4	733.9	709.5

Non-GAAP Gross margin % of revenue		65.3%	65.6%	63.3%
GAAP Research and development expense		275.1	288.2	250.5
Share-based compensation expense	C	(28.9)	(26.0)	(22.3)
Share-based compensation related payroll tax	C	(0.1)	(0.1)	—

Non-GAAP Research and development expense		246.1	262.1	228.2

GAAP Sales and marketing expense		263.8	261.0	253.2
Share-based compensation expense	C	(17.3)	(21.4)	(17.8)
Share-based compensation related payroll tax	C	—	—	(0.1)

Non-GAAP Sales and marketing expense		246.5	239.6	235.3

GAAP General and administrative expense		50.7	49.4	45.5
Share-based compensation expense	C	(6.4)	(6.7)	(7.6)
Share-based compensation related payroll tax	C	—	0.1	—

Non-GAAP General and administrative expense		$44.3	$42.8	$37.9

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in millions, except percentages)

(unaudited)

		Three Months Ended
		December 31, 2012	September 30, 2012	December 31, 2011
GAAP Operating expense		$602.1	$631.0	$565.7
Share-based compensation expense	C	(52.6)	(54.1)	(47.7)
Share-based compensation related payroll tax	C	(0.1)	—	(0.1)
Amortization of purchased intangible assets	A	(1.2)	(1.1)	(1.2)
Restructuring and other charges	B	(10.6)	(31.0)	(15.0)
Acquisition-related charges	A,B	(0.7)	(0.3)	(0.3)

Non-GAAP Operating expense		536.9	544.5	501.4

GAAP Operating income		130.9	42.8	133.2
GAAP Operating margin		11.5%	3.8%	11.9%
Share-based compensation expense	C	57.5	59.1	52.5
Share-based compensation related payroll tax	C	0.1	0.1	0.2
Amortization of purchased intangible assets	A	7.2	9.0	6.9
Restructuring and other charges	B	11.1	83.4	15.0
Other	B	—	(5.3)	—
Acquisition-related charges	A,B	0.7	0.3	0.3

Non-GAAP Operating income		207.5	189.4	208.1

Non-GAAP Operating margin		18.2%	16.9%	18.6%
GAAP Income Tax Provision		44.2	22.0	26.3
GAAP Income Tax Rate		31.6%	56.7%	21.5%
Income tax effect of non-GAAP exclusions	B	8.8	39.7	20.3

Non-GAAP Provision for income tax		53.0	61.7	46.6

Non-GAAP Income tax rate		26.8%	34.4%	23.7%
GAAP Net income attributable to Juniper Networks		95.7	16.8	96.2
Share-based compensation expense	C	57.5	59.1	52.5
Share-based compensation related payroll tax	C	0.1	0.1	0.2
Amortization of purchased intangible assets	A	7.2	9.0	6.9
Restructuring and other charges	B	11.1	83.4	15.0
Other	B	—	(5.3)	—
Acquisition-related charges	A,B	0.7	0.3	0.3
Gain on equity investments	B	(18.9)	(5.8)	(0.7)
Income tax effect of non-GAAP exclusions	B	(8.8)	(39.7)	(20.3)

Non-GAAP Net income		$144.6	$117.9	$150.1

GAAP Diluted net income per share	D	$0.19	$0.03	$0.18

Non-GAAP Diluted net income per share	D	$0.28	$0.22	$0.28

Shares used in computing diluted non-GAAP net income per share	D	513.1	524.5	533.3